EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-264201 and File No. 333-265492) of our report dated March 29, 2024 on the consolidated financial statements of NRX Pharmaceuticals, Inc. as of and for the year ended December 31, 2023, which report is included in the Annual Report on Form 10-K of NRX Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 29, 2024